UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Soliciting Material Pursuant to §240.14a-12

AOL Inc.

(Name of Registrant as Specified In Its Charter)

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AOL INC.

770 Broadway

New York, New York 10003

(212) 652-6400

SUPPLEMENT TO THE

PROXY STATEMENT DATED APRIL 8, 2014

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 22, 2014

AOL Inc. filed a definitive proxy statement on Schedule 14A with the Securities and Exchange Commission (SEC) on April 8, 2014 (the “Proxy Statement”) and made it available to our stockholders in connection with the solicitation by the Board of Directors of AOL Inc. of proxies to be voted at our Annual Meeting of Stockholders to be held on May 22, 2014 (the “Annual Meeting”).

The Proxy Statement contains important additional information. This supplement should be read in conjunction with our Proxy Statement. The purpose of this supplement is to provide additional information and context, set forth in the following presentation materials, to our stockholders regarding the AOL Inc. 2010 Stock Incentive Plan, as amended and restated, which stockholders have been asked to approve as described in Item 4 in the Proxy Statement.

A MEDIA & TECHNOLOGY COMPANY 0 * * * * * * *************

2 AOL IS REQUESTING YOUR SUPPORT IN ATTRACTING AND RETAINING TOP TALENT VOTE “FOR” ITEM 4 Amendments to AOL Inc. 2010 Stock Incentive Plan

TOP TALENT HAS DELIVERED STRONG RESULTS AND CREATED SIGNIFICANT VALUE FOR AOL SHAREHOLDERS 3

EQUITY ATTRACTS TOP TALENT
AND ALIGNS SHAREHOLDER &
EMPLOYEE INTERESTS
ATTRACTING & RETAINING TALENT
o
Is essential to attract and retain talented employees to AOL
o
Is a necessity for AOL to compete for talent with our peers
ALIGNING EMPLOYEE & SHAREHOLDER INTERESTS
o
Aligns the interests of employees and stockholders
o
Drives better operational performance
o
Drives increased shareholder return

o
We believe our Equity Compensation Program:
o
We believe our Equity Compensation Program:

We believe ISS & Glass Lewis
recommendations significantly
impair AOL’s ability to attract &
retain top talent
We believe ISS & Glass Lewis
recommendations significantly
impair AOL’s ability to attract &
retain top talent

WHAT INVESTORS NEED TO KNOW
• Equity grants are critical to the future of AOL – without equity grants, AOL would be at a distinct disadvantage to do what we need to do to retain and attract talent in our space
• AOL is being unfairly penalized because its CEO has not exercised options and the company has repurchased shares – this negatively impacts proxy advisory firms’ overhang calculations
• AOL competes in a space with large established companies that use equity comp extensively to incent, attract and retain talent
• AOL has continuously delivered strong growth and total shareholder return
• If proposed equity plan amendments are approved, we believe shares will last into 2016
PROXY ADVISORY FIRMS’ FORMULAS
LACK CONTEXT FOR AOL

AOL NEEDS ADDITIONAL SHARES
IN EQUITY PLAN TO FUND 2014
GRANTS AND FUTURE GROWTH
Shares at Year End
2013
Shares  as of
March 27, 2014
Shares Available
For All Employees
~11M
~9M
~6M
Shares
used
in 2014
*Shares
under
separate
plans
*Plan shares not generally available for grant to historic AOL employees
Based upon the number of shares currently available for future grants and AOL’S anticipated equity usage over the next 12 months (allowing for potential stock price volatility), we may not have a sufficient number of shares to cover grants through 2014

CEO Stock Options
Dilutive Effect - Potential dilutive effect of outstanding equity awards and future awards available for grant expressed as a % of common shares outstanding is negatively impacted by unexercised stock options & share repurchases
Share Repurchase
(~$1 BILLION)
AOL IS A NET ACQUIRER OF ITS
OWN STOCK & AOL’s CEO HAS
NOT EXERCISED HIS OPTIONS
WE BELIEVE AOL IS BEING PENALIZED FOR REPURCHASING STOCK
AND BECAUSE ITS CEO HAS NOT EXERCISED OPTIONS

•
Our CEO holds approximately 3.5M stock
options that are currently exercisable
•
Our CEO has never sold AOL shares or
exercised AOL stock options
• Our CEO has purchased 3 times in the
open market, most recently on 5/8/2014

AOL HAS A TRACK RECORD OF
PRUDENTLY & CONSERVATIVELY
DEPLOYING EQUITY TO TALENT
AOL’s Burn Rate – the rate at which AOL grants equity
awards to employees –
is significantly below ISS cap
AOL 6.67% < ISS Cap 7.25%*
AOL’s CEO compensation is significantly below  peer
median
51% of AOL selected peer median*
84% of ISS selected peer median*
AOL’s CEO and Named Executive Officers’ (NEO)
equity compensation is significantly below GICS**
median
AOL CEO 3.5% < GICS 12.4%*
AOL NEO 12.4%
< GICS 20.8%*
AOL’s EVR*** per employee – three year average dollar
value of all equity awards per employee – is well below
median EVR among our peers
AOL $14.4K < peer median $18.1K

*Source: ISS AOL Inc Report dated 5/9/2014
**GICS (Global Industry Classification Standard) is a standardized classification system for equities developed jointly by Morgan Stanley Capital International (MSCI) and Standard & Poor's. The GICS
methodology is used by the MSCI indexes, which include domestic and international stocks, as well as by a large portion of the professional investment management community
***EVR per employee (Equity Value Rate per employee) represents the three-year average dollar value of all equity awards (stock options, restricted stock, and performance shares) granted per employee.
Source: Exequity, LLP

2010 2011 2012 2013 & 1Q 2014
Profit Actions / Financial
Results
•Reduction of ~2,300 employees post-spin
and Sale of Dulles, VA real estate
•$500 million cost savings relative to 2009
(excluding Patch)
•Revenue stabilization / improvement in all
revenue trends
•Grew Advertising revenue double-digits
beginning 2H13
•Exited unprofitable distribution deal,
significantly reducing TAC
•Ad sales grows again for the first time in
three years
•Search Revenue returns to growth •Global Display revenue returned to growth
•Exited under-performing geographic markets •Significant cost reduction in 2H 2011 •Q4 Advertising revenue grows 13%
•Consistent, strong growth in Third Party
Platform revenue
•$175+ million unprofitable Third Party
Network revenue eliminated
•Significant cost reduction •Programmatic revenue growing triple digits
•Adjusted OIBDA returns to growth
•Top 3 in videos viewed and video
impressions sold. Video revenue consistently
growing at strong double-digits
•Subscription revenue declines at historical
lows
•Adjusted OIBDA growing consistently
Strategic / Operational
Actions
•Acquisition of TechCrunch & 5min •Project Devil launched •Monetization significantly improved •Monetization significantly improved
•New Branding & Identity
•Introduced premium service bundle for
subscription services
•Improved consumer experience •Improved consumer experience
•AOL Homepage & Mail relaunched •Restructured India Operations •2,000+ advertisers •2,000+ advertisers
•New Google Search Deal •Acquisition of HuffPo & Go Viral •Meaningfully lowered subscription churn •1.5% monthly subscription churn in 1Q'14
•Enhanced Third Party Network product
offering
•Product Improvement: Mail & Video •1+ billion video impressions sold •3+ billion quarterly video views (2nd largest)
•Content Partnership with Everyday Health,
SportingNews and Move
•Third Party Network growing +20% •~1 billion video impressions sold quarterly
•Launched DSP •Acquired Adap.tv, Gravity & Convertro
•Grew unique users 1% •Launched SSP
•Grew unique users consistently – one of the
fastest growers in top 10 cross-platform
Divestitures/ Capital Return
•Sale of Bebo resulted in significant tax
benefit
•$250 million share repurchase authorization
announced
•Tax Efficient Monetization of Patent Portfolio
(~$1.1 billion)
•Total of $250 million share repurchase
authorization
•Sale of buy.at, ICQ, DMS •Total Value of $1.7 billion unlocked to date
•Repurchased ~$135 million in shares in
2013. $115 million remaining on authorization
•Sold our stakes in Kayak and Brightcove
•$1.1 billion capital returned to investors
through buyback and special dividend
•Entered into $250 million credit facility with
$250 million accordion feature
AOL HAS A TRACK RECORD OF
CONSISTENT IMPROVEMENT

AOL equity is a currency which has attracted and continues
to attract top talent
CONSISTENT IMPROVEMENT HAS
DRIVEN ABOVE MARKET RETURNS
* Based on publicly available information, reflects total shareholder return for 2013

AOL IS REQUESTING YOUR SUPPORT IN CONTINUING TO ALIGN EMPLOYEE & SHAREHOLDER INTERESTS VOTE “FOR” ITEM 4 12

VOTE “FOR” ITEM 4 7 13